Exhibit 99.1

Falcon’s Beyond Reports Second Quarter 2025 Financial Results

Company Reports Consolidated Revenue of $2.5 Million

Company's Unconsolidated Subsidiary, Falcon's Creative Group

generated Q2 Revenue of $12.3 Million

Company's Unconsolidated Joint Venture, Producciones de Parques, recognized a $59.6 Million gain on sale of the Sol Tenerife hotel and generated Q2 revenue of $6.5 Million from continuing operations

Orlando, FL (August 14, 2025) — Falcon’s Beyond Global, Inc. (Nasdaq: FBYD) (“Falcon’s Beyond”, “Falcon’s” or the “Company”), a visionary leader in innovative and immersive storytelling through its divisions Falcon’s Creative Group (“FCG”), Falcon’s Beyond Destinations (“FBD”), and Falcon’s Beyond Brands (“FBB”) today reported its financial results for the second quarter of fiscal year 2025 ended June 30, 2025.

Second Quarter 2025 Financial Results

Revenue:

•
Falcon’s Beyond generated consolidated revenues of $2.5 million for the three months ended June 30, 2025 representing fees for corporate and shared services earned from its FCG division, management fees from its Producciones de Parques, S.L. (“PDP”) 50:50 joint venture with Melia Hotels Int’l, and attraction spares and maintenance service fees from its Falcon's Beyond Brands division.
•
FCG recorded revenues of $12.3 million in the three months ended June 30, 2025, representing a decrease of $3.4 million, or 21.6%, over the corresponding period of 2024 primarily due to timing of project performance obligations. FCG recorded operating income of $2.4 million and a net income of $2.3 million in the three months ended June 30, 2025, compared with operating income of $2.3 million and net income of $2.5 million for the corresponding 2024 period. After the Qiddiya Investment Company's (QIC) preferred return and amortization of basis difference, Falcon’s Beyond’s share of net income from FCG was $0.7 million for the three months ended June 30, 2025.
•
PDP recognized revenues from continuing operations of $6.5 million in the three months ended June 30, 2025, a $0.6 million increase over the corresponding period of 2024. In May 2025, PDP completed the sale of the Sol Tenerife hotel and accordingly, the results of the operations of this hotel were reclassified to discontinued operations by the JV for all periods presented. Net income from continuing operations operations increased $0.9 million to $0.8 million for the three months ended June 30, 2025, compared with an operating loss of ($0.1) million for the corresponding period of 2024. Net income was $60.9 million for the three months ended June 30, 2025 reflecting the gain on sale of disposal of the hotel property. Falcon’s Beyond’s share of the gain on disposal of Tenerife was $29.8 million from PDP for three months ended June 30, 2025.

Net Income:

•
Falcon’s Beyond’s consolidated net income of $25.1 million for the three months ended June 30, 2025, increased $17.1 million compared with the corresponding 2024 period, primarily driven by a $29.8 million share of the gain from the sale of the Tenerife hotel, $3.5 million credit to transaction expenses due to settlement with a provider of services to the Company in the 2023 business combination, a $1.6 million increase in unrealized foreign currency transactional gains, and a $2.6 million quarter-over-quarter change in fair value of warrant liabilities, partially offset by a $5.3 million other than temporary impairment of our remaining investment in PDP, a $13.0 million decrease in change in the fair value of earnout liabilities, a $0.3 million decrease in share of income from equity method investments, a $0.4 million increase in interest expense, and a $1.3 million increase in other operating expenses related to the new Falcon's Attractions business.

EBITDA:

•
Falcon's Beyond's adjusted EBITDA(1) loss decreased $0.2 million to $(1.7) million loss for the three months ended June 30, 2025, compared with $(1.9) million loss for the corresponding 2024 period. Such decrease in loss was driven by an increase of $1.6 million in foreign exchange transaction gains, partially offset by a decrease of $0.3 million in share of gain from equity method investments, and an increase of $1.1 million in losses from operations primarily from the integration of the OES acquisition.

(1)
Adjusted EBITDA is a non-GAAP financial measure. See “Use and Definition of Non-GAAP Financial Measure" below for more information and a reconciliation to the most directly comparable GAAP measure.

Other Business Highlights

•
Oceaneering Entertainment Systems ("OES") Transaction: On May 9, 2025, the Company acquired key assets of Oceaneering Entertainment System (“OES”), a division of Oceaneering International Inc. (“OII”). In the transaction, the Company purchased certain tangible assets, OES’s portfolio of intellectual property, including patented technologies, proprietary engineering and manufacturing processes, and assumed the lease for a 106,000+ square-foot facility in Orlando, FL to be utilized by the Falcon's Beyond Brands division to bolster Falcon’s research, development, manufacturing, and attraction integration services, in addition to hiring key members of OES’ highly experienced team in February 2025.
•
Tenerife Hotel Sale. On May 30, 2025, the Company, through its PDP joint venture with Melia, completed the sale of the Sol Tenerife Hotel to Melia and its other third-party joint venture partner. The transaction was structured as a sale of all of the shares of Tertian XXI, S.L., a wholly-owned subsidiary of PDP which owned the real estate assets comprising of the resort hotel. The purchasers paid an aggregate of €71 million, subject to post closing adjustments. PDP distributed $27 million to the Company from the net proceeds of the transaction.

Simon Philips, President of Falcon's Beyond, commented on the Company's commitment to drive long-term shareholder value. He stated “With Falcon's Creative Group continuing to lead in immersive master planning and design globally, and Falcon's Attractions division rapidly scaling its ride systems and turnkey solutions, we are well-positioned for sustained growth and global expansion."

About Falcon’s Beyond

Falcon’s Beyond is a visionary innovator in immersive storytelling, sitting at the intersection of three potential high growth business opportunities: content, technology, and experiences. Falcon’s Beyond propels intellectual property (IP) activations concurrently across physical and digital experiences through three core business units:

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Falcon’s Creative Group creates master plans, designs attractions and experiential entertainment, and produces content, interactives, and software.
•
Falcon’s Beyond Destinations develops a diverse range of entertainment experiences using both Falcon’s Beyond owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail.
•
Falcon’s Beyond Brands endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising, gaming as well as ride and technology sales.

Falcon’s Beyond also invents immersive rides, attractions, and technologies for entertainment destinations around the world.

FALCON’S BEYOND and its related trademarks are owned by Falcon’s Beyond.

Falcon’s is headquartered in Orlando, Fla. Learn more at falconsbeyond.com.

Falcon’s Beyond may use its website as a distribution channel of material Company information. Financial and other important information regarding the Company is routinely accessed through and posted on our website at https://investors.falconsbeyond.com.

In addition, you may automatically receive email alerts and other information about Falcon’s when you enroll your email address by visiting the Email Alerts section at https://investors.falconsbeyond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, words such as “will,” “would”, and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including (1) any failure to realize the anticipated benefits of the acquisition of OES, (2) risks related to legacy OES products and our ability to service such products, (3) the risk that the OES acquisition, integration of the OES personnel we hired, and efforts to grow Falcon’s Attractions disrupts our other operations, (4) our ability to grow current and future potential customer relationships, (5) our ability to sustain our growth, effectively manage our anticipated future growth, and implement our business strategies to achieve the results we anticipate, (6) our current liquidity resources raise substantial doubt about our ability to continue as a going concern (7) impairments of our intangible assets and equity method investment in our joint ventures, (8) our ability to raise additional capital, (9) the closure of Katmandu Park DR and the repositioning and rebranding of our FBD business, (10) the success of our growth plans in FCG, (11) our customer concentration in FCG, (12) the risk that contractual restrictions relating to the Strategic Investment may affect our ability to access the public markets and expand our business, (13) the risks of doing business internationally, including in the Kingdom of Saudi Arabia, (14) our indebtedness, (15) our dependence on strategic relationships with local partners in order to offer and market our products and services in certain jurisdictions, (16) our reliance on our senior management and key employees, and our ability to hire, train, retain, and motivate qualified personnel, (17) cybersecurity-related risks, (18) our ability to protect our intellectual property, including the intellectual property purchased from OES, (19) our ability to remediate identified material weaknesses in our internal controls over financial reporting, (20) the concentration of share ownership and the significant influence of the Demerau Family and Cecil D. Magpuri, (21) the outcome of pending, threatened and future legal proceedings, (22) our continued compliance with Nasdaq continued listing standards, (23) risks related to our Up-C entity structure and the fact that we may be required to make substantial payments to certain unitholders under our Tax Receivable Agreement, and (24) the risks disclosed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Use and Definition of Non-GAAP Financial Measure

We prepare our consolidated financial statements in accordance with US GAAP. In addition to disclosing financial results prepared in accordance with US GAAP, we disclose information regarding Adjusted EBITDA which is a non-GAAP measure. We define Adjusted EBITDA as net income (loss), determined in accordance with US GAAP, for the period presented, before net interest and expense, income tax expense, depreciation and amortization, transaction expenses related to the business combination, credit loss expense related to the closure of the Sierra Parima Katmandu Park, share of equity method investee’s impairment of fixed assets, impairment of equity method investments, change in fair value of warrant liabilities, change in fair value of earnout liabilities, intangible asset impairment loss, and gain on deconsolidation of FCG.

We believe that Adjusted EBITDA is useful to investors as it eliminates the non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in any business combination and improves comparability by eliminating the interest expense associated with our debt facilities, and eliminating the change in fair value of warrant and earnout liabilities, which may not be comparable with other companies based on our structure.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under US GAAP. Some of these limitations are (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, and (vi) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Media Relations: Toni Caracciolo, Falcon’s Beyond: tcaracciolo@falconsbeyond.com

Investor Relations: ir@falconsbeyond.com

BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share and per share data)

	As of
	(UNAUDITED) June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$26,064	$825
Accounts receivable	1,357	1,716
Contract assets	147	—
Other current assets	979	1,593
Total current assets	28,547	4,134
Investments and advances to equity method investments	55,473	56,560
Operating lease right-of-use assets	3,508	—
Property and equipment, net	1,090	24
Other non-current assets	589	513
Total assets	$89,207	$61,231

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$10,160	$9,540
Accrued expenses and other current liabilities	26,925	25,870
Short-term advances	8,033	—
Operating lease liability, current	420	—
Short-term debt	8,471	8,471
Long-term debt, current	1,956	1,759
Total current liabilities	55,965	45,640
Operating lease liability, net of current portion	2,141	—
Long-term debt, net of current portion	30,177	30,977
Warrant liabilities	—	4,711
Total liabilities	88,283	81,328

Stockholders’ equity (deficit)
Equity (deficit) attributable to common stockholders	414	(8,965)
Non-controlling interest	510	(11,132)
Total equity (deficit)	924	(20,097)
Total liabilities and equity	$89,207	$61,231

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands of U.S. dollars, except share and per share data)

	Three months ended		Six months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue	$2,549	$1,798	$4,257	$3,314
Operating expenses:	—	—
Project design and build expense	431	—	537	—
Selling, general and administrative expense	6,644	5,308	12,940	12,101
Transaction (credit) expenses	(3,299)	—	(1,778)	7
Credit loss expense	—	—	—	12
Research and development expense	83	10	201	26
Depreciation and amortization expense	40	2	44	3
Total operating expenses	3,899	5,320	11,944	12,149
Loss from operations	(1,350)	(3,522)	(7,687)	(8,835)
Share of gain from equity method investments	25,846	1,720	21,783	2,874
Interest expense	(841)	(438)	(2,174)	(707)
Interest income	2	3	5	6
Change in fair value of warrant liabilities	—	(2,599)	2,886	(2,391)
Change in fair value of earnout liabilities	—	13,006	—	131,621
Foreign exchange transaction gain (loss)	1,455	(142)	2,207	(517)
Net income before taxes	$25,112	$8,028	$17,020	$122,051
Income tax benefit	—	—	—	1
Net income	$25,112	$8,028	$17,020	$122,052
Net income attributable to noncontrolling interest	13,886	6,794	9,409	103,648
Net income attributable to common stockholders	11,226	1,234	7,611	18,404

Net income per share
Net income per share, basic	0.30	0.10	0.21	1.61
Net income per share, diluted	0.30	0.00	0.17	1.14
Weighted average shares outstanding, basic	37,523,324	12,010,729	37,423,300	11,418,276
Weighted average shares outstanding, diluted	37,525,894	12,079,960	37,521,109	11,677,891

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands of U.S. dollars)

	Six months ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities
Net income	$17,020	$122,052
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	44	3
Foreign exchange transaction (gain) loss	(2,207)	517
Share of gain from equity method investments	(21,783)	(2,874)
Credit loss expense	—	12
Change in fair value of earnouts	—	(131,621)
Change in fair value of warrants	(2,886)	2,391
Share based compensation expense	848	699
Loss on sale of equipment	—	2
Changes in assets and liabilities:
Accounts receivable	392	627
Contract assets	(147)	—
Deferred transaction costs	588	—
Other current assets	92	(18)
Other non-current assets	(4)	(41)
Accounts payable	506	(22)
Accrued expenses and other current liabilities	545	1,888
Operating lease assets and liabilities	33	—
Net cash used in operating activities	(6,959)	(6,385)
Cash flows from investing activities
Purchase of property and equipment	(92)	(5)
Proceeds from sale of equipment	2	—
Distribution from equity method investment PDP	26,955	—
OES Acquisition	(1,632)	—
Net cash provided by (used) in investing activities	25,233	(5)
Cash flows from financing activities
Short-term advances	8,033	—
Short-term advances from affiliates	—	796
Proceeds from debt – related party	—	7,221
Proceeds from debt – third party	—	1,250
Repayment of debt – related party	—	(1,757)
Repayment of debt – third party	(986)	(858)
Proceeds from related party credit facilities	1,769	5,600
Repayment of related party credit facilities	(1,866)	(5,392)
Proceeds from exercised warrants	—	111
Proceeds from RSUs issued to affiliates	403	426
Settlement of RSUs	(422)	—
Net cash provided by financing activities	6,931	7,397
Net increase in cash and cash equivalents	25,205	1,007
Foreign exchange impact on cash	34	(15)
Cash and cash equivalents at beginning of period	825	672
Cash and cash equivalents at end of period	$26,064	$1,664

Reconciliation of Non-GAAP Financial Measure (Unaudited)

The following table sets forth reconciliations of net income under US GAAP to Adjusted EBITDA for the following periods:

	Three months ended		Six months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	$25,112	$8,028	$17,020	$122,052
Interest expense	841	438	2,174	707
Interest income	(2)	(3)	(5)	(6)
Income tax benefit	—	—	—	(1)
Depreciation and amortization expense	40	2	44	3
EBITDA	25,991	8,465	19,233	122,755
Transaction (credit) expenses	(3,299)	—	(1,778)	7
Credit loss expense related to the closure of the Sierra Parima Katmandu Park	—	—	—	12
Share of equity method investee's gain on Tenerife Sale	(29,755)	—	(29,755)	—
Impairment of PDP	5,332	—	5,332	—
Change in fair value of warrant liabilities	—	2,599	(2,886)	2,391
Change in fair value of earnout liabilities	—	(13,006)	—	(131,621)
Adjusted EBITDA	$(1,731)	$(1,942)	$(9,854)	$(6,456)